Exhibit 3.21

STATE OF DELAWARE

CERTIFICATE OF MERGER OF

HEMISPHERE FINANCIAL SERVICES LLC

AND

HEMISPHERE FINANCIAL GROUP LLC

INTO

BISYS-HM ACQUISITION CORP.

UNDER THE NAME OF

HEMISPHERE FINANCIAL SERVICES, INC.

Pursuant to Title 8, Section 264(c) of the Delaware General Corporation Law and Title 6, Section 18-209 of the Delaware Limited Liability Company Act, the undersigned corporation executed the following Certificate of Merger:

FIRST: Hemisphere Financial Services LLC, a Delaware limited liability company, and Hemisphere Financial Group LLC, a Delaware limited liability company, shall be merged with and into BISYS-HM Acquisition Corp., a Delaware corporation, with BISYS-HM Acquisition Corp. being the surviving corporation under the name of “Hemisphere Financial Services, Inc.”

SECOND: The Agreement of Merger has been approved, adopted, certified, executed and acknowledged by the surviving corporation and each of the merging limited liability companies.

THIRD: The name of the surviving corporation is BISYS-HM Acquisition Corp., which will continue its existence as said surviving corporation at the effective time of the merger under the name of “Hemisphere Financial Services, Inc.” pursuant to the provisions of the General Corporation Law of the State of Delaware.

FOURTH: The Certificate of Incorporation of the surviving corporation shall be its Certificate of Incorporation, except that Article FIRST thereof, relating to the name of the surviving corporation, shall be amended to read in its entirety as follows: “FIRST: The name of the corporation is Hemisphere Financial Services, Inc.”

FIFTH: The executed Agreement of Merger is on file at 90 Park Avenue, New York, NY 10016, the place of business of the surviving corporation.

SIXTH: A copy of the Agreement of Merger will be furnished by the surviving corporation on request, without cost, to any stockholder of any constituent corporation or member of any constituent limited liability company.

SEVENTH: The merger is to become effective upon filing of this Certificate of Merger.

IN WITNESS WHEREOF, said surviving corporation has caused this Certificate of Merger to be signed by an authorized officer, the 22nd day of March 2002.

BISYS-HM ACQUISITION CORP.

By:	/s/ Kevin J. Dell
	Name:	Kevin J. Dell
	Title:	Executive Vice President